Release:	June 22, 2006

Contact:	Laura Jo Snyder-Cruz, Investor Relations
(212) 857-5423
(212) 857-5973 (fax)
E-Mail: ir@hmsy.com
http://www.hmsholdings.com

HMS Holdings Corp. Announces Acquisition

of Public Consulting Group’s Benefit Solutions Practice Area

NEW YORK, June 22, 2006 — HMS Holdings Corp. (NASDAQ:HMSY) announced today that it and its wholly-owned subsidiary Health Management Systems, Inc.(HMS) had signed an agreement with Public Consulting Group, Inc. (PCG) for HMS to acquire the assets of PCG’s Benefits Solutions Practice Area (BSPA) for $80 million in cash, 2,016,000 shares of Holdings common stock and a contingent cash payment of up to $15 million if certain revenue targets are met for the 12 months ending June 30, 2007. The number of shares of Holdings common stock issuable at closing is subject to reduction if the average per-share closing price of the common stock for the 20 trading days preceding the closing is greater than $9.92.

BSPA provides a variety of cost avoidance, insurance verification, recovery audit and related services to state Medicaid agencies, children and family services agencies, the U.S. Department of Veterans Affairs, and the Centers for Medicare and Medicaid Services. For the 12 months ended June 30, 2006, the businesses to be acquired by HMS are expected to have revenue of approximately $46 million. The acquisition is expected to be accretive to HMS Holdings in its fiscal year ended December 31, 2007.

The closing of the acquisition, which is expected to occur by August 31, 2006, is subject to the receipt of $50 million in bank financing by HMS Holdings Corp. and other customary conditions.

Robert Holster, Chairman and Chief Executive Officer of HMS Holdings Corp, said "HMS and BSPA have complementary services, technologies and organizational models. Together they offer an unparalleled range of cost containment tools to government healthcare agencies and managed care organizations."

HMS Holdings Corp. further announced that HMS and PCG will sign a strategic teaming agreement that expands the financial services and products that each company offers its respective customers. Boston-based PCG, established in 1986, is a privately held government consulting firm offering public policy development, service delivery and design, rate setting, cost accounting, financial management, operations improvement and other management advisory services to government and private health and human service providers.

HMSY will be hosting a conference call with the investment community on Friday, June 23, 2006 at 2:00 pm Eastern Time. The conference call will include listen-only capability for individual investors and interested parties. The conference call number is (877) 272-8639, reference conference ID “HMS.” The conference call will be available for replay at (212) 857-5423 until June 30, 2006. This press release will be available at www.hmsholdings.com indefinitely.

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HMS Holdings Corp. provides cost containment, coordination of benefits and cost reporting services to healthcare payors and providers. We help our clients increase revenue and reduce operating and administrative costs.

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Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of HMSY, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to (i) the information being of a preliminary nature and therefore subject to further adjustment; (ii) the uncertainties of litigation; (iii) HMSY’s dependence on significant customers; (iv) changing conditions in the healthcare industry which could simplify the reimbursement process and adversely affect HMSY’s business; (v) government regulatory and political pressures which could reduce the rate of growth of healthcare expenditures and/or discourage the assertion of claims for reimbursement against and delay the ultimate receipt of payment from third party payors; (vi) competitive actions by other companies, including the development by competitors of new or superior services or products or the entry into the market of new competitors; (vii) all the risks inherent in the development, introduction, and implementation of new products and services; and (viii) other risk factors described from time to time in HMSY’s filings with the SEC, including HMSY’s Form 10-K for the year ended December 31, 2005. HMSY assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise. When/if used in this release, the words “focus”, "believe”, “confident”, “anticipate”, “expected”, “strong”, “potential”, and similar expressions are intended to identify forward-looking statements, and the above described risks inherent therein.

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